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                                                                    EXHIBIT 12.2

DYNEGY INC., COMPUTATION OF EARNINGS TO FIXED CHARGES, MARCH 31, 2001

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                                                                  (in 000s, except ratio)
                                                                  -----------------------
Computation of Earnings:
            Pre-tax income from continuing operations                             209,125
            Undistributed income from equity investees                             27,486
                                                                                 --------
              Computed Earnings                                                  $181,639
                                                                                 --------
Fixed Charges:
            Interest costs:
               Expensed                                                            60,379
               Capitalized                                                          5,820
            Minority interest in income of a subsidiary                             6,154
            Amortization of interest rate hedges                                      613
            Amortization of financing costs                                         1,038
            Rental expense representative of interest factor                       15,135
                                                                                 --------
               Total fixed charges                                               $ 89,139
                                                                                 --------
            Earnings before income taxes and fixed charges                       $264,958
                                                                                 ========
            Ratio of earnings to fixed charges                                       2.97
                                                                                 ========
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